UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2006

Computer Software Innovations, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company is filing this Current Report on Form 8-K/A solely to add an exhibit to the Company’s Current Report on Form 8-K filed June 23, 2006. The exhibit added is a Restricted Stock Agreement by and between the Company and Jeffery A. Bryson (the “Agreement”) that was contemplated by the parties in connection with Mr. Bryson’s election to the Board of Directors of the Company (the “Board”) as described below.

Contemporaneously with his election to the Board on June 20, 2006, the Board approved the award to Jeffery A. Bryson of 23,350 shares of common stock under the Company’s 2005 Incentive Compensation Plan. The terms of the stock award are described in Item 1.01 of the Company’s Current Report on Form 8-K filed June 23, 2006. In that report, the Company indicated its intent to enter into the Agreement with Mr. Bryson that would evidence the terms of the stock awards. The Agreement, dated effective June 20, 2006, has been executed by the Company and Mr. Bryson and is filed as Exhibit 10.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1	Restricted Stock Agreement by and between the Company and Jeffery A. Bryson dated June 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Date: August 15, 2006

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Restricted Stock Agreement by and between the Company and Jeffery A. Bryson dated June 20, 2006.

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